2016 3rd Quarter Investor Deck November 8, 2016 Exhibit 99.1

Forward-Looking Statements; Non-GAAP Financial Measures The following information is current as of September 30, 2016 (unless otherwise noted) and should be read in connection with Navient Corporation’s (Navient) Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), filed by Navient with the Securities and Exchange Commission (the “SEC”) on February 25, 2016 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in our 2015 Form 10-K. This presentation contains “forward-looking” statements and other information that is based on management’s current expectations as of the date of this presentation. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements.  For us, these factors include, among others, the risks and uncertainties associated with: • increases in financing costs; • the availability of financing; • limits on liquidity resulting from disruptions in the capital markets or other factors; • unanticipated increases in costs associated with compliance with laws and regulations; • changes in the marketplaces in which we compete (including changes in demand or changes resulting from new laws and regulations); • changes in accounting standards pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; • adverse outcomes in any significant litigation to which we are a party; • credit risk associated with our exposure to third parties, including counterparties to hedging or other derivative transactions; and • changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: • unanticipated deferrals in our FFELP securitization trusts that would delay repayment of the bonds beyond their legal final maturity date; • reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; • failures of our operating systems or infrastructure, or those of third-party vendors; • risks related to cybersecurity including the potential disruption of our systems or potential disclosure of confidential customer information; • damage to our reputation resulting from the politicization of student loan servicing; • failures to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; • delays or errors in converting portfolio acquisitions to our servicing platform; • risks associated with restructuring initiatives; • changes in law and regulations with respect to the student lending business and financial institutions generally; • increased competition from banks and other consumer lenders who are not subject to the same level of regulation; • the creditworthiness of our customers; • changes in the general interest rate environment, including the relationship between the relevant money-market index rate and the rate at which our assets are priced; • our ability to successfully effectuate any acquisitions and other strategic initiatives; • changes in the demand for debt management services; • changes in general economic conditions; and • the other factors that are described in the “Risk Factors” section of the 2015 Form 10-K and in our future reports filed with the SEC. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this presentation are qualified by these cautionary statements and are made only as of the date of this presentation. We do not undertake any obligation to update or revise these forward-looking statements except as required by law. Navient reports financial results on a GAAP basis and also provides certain non-GAAP core earnings performance measures. When compared to GAAP results, core earnings exclude the impact of: (1) the financial results of the consumer banking business for historical periods prior to the April 30, 2014 spin-off of Navient from SLM Corporation as well as related restructuring and reorganization expenses incurred in connection with the spin-off, including the restructuring initiated in the second quarter of 2015; (2) unrealized, mark-to-market gains/losses on derivatives; and (3) goodwill and acquired intangible asset amortization and impairment. Navient provides core earnings measures because this is what management uses when making management decisions regarding Navient’s performance and the allocation of corporate resources. Navient core earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Core Earnings — Definition and Limitations” on Slide 69 and 70 of this presentation in Navient’s third quarter earnings release for a further discussion and a complete reconciliation between GAAP net income and core earnings

We are the leading loan management, servicing and asset recovery company $114 billion education loan portfolio, of which 79% is insured or guaranteed Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of more than 12 million Americans Asset recovery and business processing platform provide services for over 1,000 public and private sector clients Helping our customers navigate the path to financial success is everything we stand for As of September 30, 2016

Operating Results “Core Earnings” Basis (In millions, except per share amounts) Q3 16 Q2 16 Q3 15 Adjusted Core EPS before regulatory-related costs $0.51 $0.48 $0.48 Regulatory-related costs ($0.01) ($0.01) ($0.01) Reported Core EPS $0.50 $0.47 $0.47 Operating expenses (excluding regulatory-related costs) $222 $226 $220 Regulatory-related costs $6 $4 $8 Operating expenses $228 $230 $228 Provision $106 $110 $123 Average total education loans $116,450 $119,600 $127,750

High Quality Education Loan Portfolio Note: Financial data as of 6/30/2016 Private Education Portfolio Balance ($bn, net of allowance) $24 Avg. Loan Size $9,828 Avg. Recent FICO 719 % Cosigner 64% Largest holder of FFELP loans 97-98% of portfolio is government guaranteed 79% of portfolio funded to term with securitizations Fully integrated servicing and asset recovery support operations FFELP Portfolio Largest holder of Private Education loans Seasoned portfolio with 95% of loans in repayment status having made more than 12 payments Typically non-dischargeable in bankruptcy Balance ($bn, net of allowance) $90 % Consolidation Loans 63% % Stafford & Other 37% FFELP Portfolio Statistics Private Education Portfolio Statistics

(In millions) Q3 16 Q2 16 Q3 15 Net income $69 $68 $70 Average FFELP Loans $91,502 $93,900 $99,367 Net interest margin 0.87% 0.85% 0.81% Annualized charge-off rate 0.09% 0.10% 0.06% Greater than 90-day delinquency rate 6.8% 7.2% 8.5% FFELP Loans Segment “Core Earnings” Basis

FFELP Loans Segment Credit Quality “Core Earnings” Basis (1) Loans for customers who may still be attending school or engaging in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation, as well as loans for customers who have requested and qualify for other permitted program deferments such as military, unemployment, or economic hardships. (2) Loans for customers who have used their allowable deferment time or do not qualify for deferment, that need additional time to obtain employment or who have temporarily ceased making full payments due to hardship or other factors. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) FFELP Education Loan Portfolio September 30, 2016 September 30, 2015 Balance % Balance % Loans in-school/grace/deferment (1) $6,492 $9,184 Loans in forbearance (2) 10,530 12,947 Loans in repayment and percentage of each status Loans current 64,078 88.7% 63,320 84.1% Loans delinquent 31-60 days (3) 2,462 3.4% 3,654 4.9% Loans delinquent 61-90 days (3) 818 1.1% 1,886 2.5% Loans delinqent greater than 90 days (3) 4,911 6.8% 6,434 8.5% Total FFELP Loans in repayment 72,269 100% 75,294 100% Total FFELP Loans, gross $89,291 $97,425 Percentage of FFELP Loans in repayment 80.9% 77.3% Delinquencies as a percentage of FFELP Loans in repayment 11.3% 15.9% Loans in forbearance as a percentage of loans in repayment and forbearance 12.7% 14.7%

Private Education Loans Segment “Core Earnings” Basis (In millions) Q3 16 Q2 16 Q3 15 Net income $60 $57 $77 Average Private Education Loans $24,948 $25,700 $28,383 Net interest margin 3.48% 3.50% 3.77% Provision for loan losses $92 $100 $117 Charge-offs $112 $127 $148 Annualized charge-off rate 1.9% 2.2% 2.3% Total delinquency rate 6.9% 6.1% 7.4% Greater than 90-day delinquency rate 3.2% 2.9% 3.4% Forbearance rate 4.0% 3.7% 4.0%

Private Education Loans Segment Credit Quality “Core Earnings” Basis (1) Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation. (2) Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) Private Education Loan Portfolio September 30, 2016 September 30, 2015 Balance % Balance % Loans in-school/grace/deferment (1) $1,539 $2,335 Loans in forbearance (2) 941 1,046 Loans in repayment and percentage of each status Loans current 21,010 93.1% 23,258 92.6% Loans delinquent 31-60 days (3) 507 2.3% 589 2.4% Loans delinquent 61-90 days (3) 314 1.4% 403 1.6% Loans delinqent greater than 90 days (3) 725 3.2% 854 3.4% Total Private Education Loans in repayment 22,556 100% 25,104 100% Total Private Education Loans, gross $25,036 $28,485 Percentage of Private Education Loans in repayment 90.1% 88.1% Delinquencies as a percentage of Private Education Loans in repayment 6.9% 7.4% Loans in forbearance as a percentage of loans in repayment and forbearance 4.0% 4.0%

Private Education Loans Segment Continued Improving Credit Quality Private Education Loan Charge-Off Rate by Segment Private Education Loan Total Delinquencies by Segment Private Education Loan Recent FICO Score by Segment

Private Education Loans Segment Default Performance As of September 30, 2016 Private Education Loan Historical Defaults by Payments Made Private Education Loans Outstanding by Payments Made The average number of payments made on loans in the Private Education Loan Portfolio is 61 The probability of default substantially diminishes as the number of payments made increases As of September 30, 2016, 61% of the portfolio has made more than 48 payments compared with 39% two years ago

Private Education Loan Seasoning – "Core Earnings" Basis

September 30, 2016

Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**1,405**	
Loans in Forbearance	250	21.0%	107	8.5%	106	5.3%	106	3.7%	264	1.9%	**833**	3.9%
Loans in Repayment- Current	735	61.7%	995	78.6%	1,703	84.9%	2,594	89.4%	13,444	94.4%	**19,471**	90.1%
Loans in Repayment- Delinq 31-60 days	51	4.3%	48	3.8%	61	3.0%	69	2.4%	205	1.4%	**434**	2.0%
Loans in Repayment- Delinq 61-90 days	41	3.5%	33	2.6%	39	2.0%	40	1.4%	109	0.8%	**262**	1.2%
Loans in Repayment- Delinq 90+ days	115	9.6%	82	6.5%	98	4.9%	92	3.2%	214	1.5%	**601**	2.8%
Total Loans in Repayment or Forbearance	**$ 1,192**	**100%**	**$ 1,265**	**100%**	**$ 2,007**	**100%**	**$ 2,901**	**100%**	**$ 14,236**	**100%**	**$ 21,601**	**100%**
Charge-offs as a % of loans in repayment	**9.3%**		**4.0%**		**2.8%**		**1.7%**		**0.8%**		**1.7%**	

Non Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**134**	
Loans in Forbearance	42	26.8%	15	9.3%	15	6.4%	12	4.5%	24	2.3%	**108**	5.7%
Loans in Repayment- Current	67	43.2%	115	69.3%	171	75.2%	220	81.2%	966	89.7%	**1,539**	81.2%
Loans in Repayment- Delinq 31-60 days	11	6.8%	8	4.8%	10	4.6%	12	4.3%	32	2.9%	**73**	3.9%
Loans in Repayment- Delinq 61-90 days	10	6.3%	8	4.6%	9	4.1%	7	2.7%	18	1.7%	**52**	2.7%
Loans in Repayment- Delinq 90+ days	26	16.9%	19	11.5%	22	9.7%	20	7.3%	37	3.4%	**124**	6.5%
Total Loans in Repayment or Forbearance	**$ 156**	**100%**	**$ 165**	**100%**	**$ 227**	**100%**	**$ 271**	**100%**	**$ 1,077**	**100%**	**$ 1,896**	**100%**
Charge-offs as a % of loans in repayment	**23.6%**		**9.2%**		**7.3%**		**4.3%**		**2.2%**		**5.2%**	

Total

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**1,539**	
Loans in Forbearance	292	21.7%	122	8.5%	121	5.4%	118	3.7%	288	1.9%	**941**	4.0%
Loans in Repayment- Current	802	59.5%	1,110	77.6%	1,874	83.9%	2,814	88.7%	14,410	94.1%	**21,010**	89.4%
Loans in Repayment- Delinq 31-60 days	62	4.6%	56	4.0%	71	3.2%	81	2.5%	237	1.5%	**507**	2.2%
Loans in Repayment- Delinq 61-90 days	51	3.8%	41	2.9%	48	2.1%	47	1.5%	127	0.8%	**314**	1.3%
Loans in Repayment- Delinq 90+ days	141	10.5%	101	7.0%	120	5.4%	112	3.5%	251	1.6%	**725**	3.1%
Total Loans in Repayment or Forbearance	**$ 1,348**	**100%**	**$ 1,430**	**100%**	**$ 2,234**	**100%**	**$ 3,172**	**100%**	**$ 15,313**	**100%**	**$ 23,497**	**100%**
Charge-offs as a % of loans in repayment	**10.9%**		**4.6%**		**3.2%**		**1.9%**		**0.8%**		**1.9%**	

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

12

Private Education Loan Seasoning – "Core Earnings" Basis

September 30, 2015

Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											2,128	
Loans in Forbearance	324	19.3%	135	6.4%	135	4.2%	114	3.1%	216	1.6%	924	3.8%
Loans in Repayment- Current	1,047	62.1%	1,714	81.8%	2,830	87.5%	3,331	90.6%	12,674	94.8%	21,596	89.8%
Loans in Repayment- Delinq 31-60 days	85	5.0%	70	3.4%	80	2.5%	80	2.2%	189	1.4%	504	2.1%
Loans in Repayment- Delinq 61-90 days	72	4.3%	52	2.5%	61	1.9%	47	1.3%	106	0.8%	338	1.4%
Loans in Repayment- Delinq 90+ days	156	9.3%	125	5.9%	127	3.9%	104	2.8%	180	1.3%	692	2.9%
Total Loans in Repayment or Forbearance	**$ 1,684**	**100%**	**$ 2,096**	**100%**	**$ 3,233**	**100%**	**$ 3,676**	**100%**	**$ 13,365**	**100%**	**$ 24,054**	**100%**
Charge-offs as a % of loans in repayment	**10.5%**		**3.9%**		**2.1%**		**1.4%**		**0.7%**		**1.9%**	

Non-Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											207	
Loans in Forbearance	55	22.5%	19	7.7%	16	5.1%	11	3.7%	21	2.1%	122	5.8%
Loans in Repayment- Current	116	47.8%	166	69.1%	237	76.1%	243	82.1%	900	89.4%	1,662	79.3%
Loans in Repayment- Delinq 31-60 days	16	6.8%	12	5.2%	17	5.3%	11	3.7%	29	2.9%	85	4.1%
Loans in Repayment- Delinq 61-90 days	16	6.7%	11	4.7%	11	3.6%	9	3.1%	18	1.8%	65	3.1%
Loans in Repayment- Delinq 90+ days	39	16.2%	32	13.3%	31	9.9%	22	7.4%	38	3.8%	162	7.7%
Total Loans in Repayment or Forbearance	**$ 242**	**100%**	**$ 240**	**100%**	**$ 312**	**100%**	**$ 296**	**100%**	**$ 1,006**	**100%**	**$ 2,096**	**100%**
Charge-offs as a % of loans in repayment	**25.6%**		**11.0%**		**5.7%**		**4.5%**		**2.3%**		**6.5%**	

Total

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											2,335	
Loans in Forbearance	379	19.7%	154	6.6%	151	4.3%	125	3.1%	237	1.6%	1,046	4.0%
Loans in Repayment- Current	1,163	60.4%	1,880	80.5%	3,067	86.5%	3,574	90.0%	13,574	94.5%	23,258	88.9%
Loans in Repayment- Delinq 31-60 days	101	5.3%	82	3.5%	97	2.8%	91	2.3%	218	1.5%	589	2.3%
Loans in Repayment- Delinq 61-90 days	88	4.5%	63	2.7%	72	2.0%	56	1.4%	124	0.9%	403	1.5%
Loans in Repayment- Delinq 90+ days	195	10.1%	157	6.7%	158	4.4%	126	3.2%	218	1.5%	854	3.3%
Total Loans in Repayment or Forbearance	**$ 1,926**	**100%**	**$ 2,336**	**100%**	**$ 3,545**	**100%**	**$ 3,972**	**100%**	**$ 14,371**	**100%**	**$ 26,150**	**100%**
Charge-offs as a % of loans in repayment	**12.6%**		**4.7%**		**2.4%**		**1.7%**		**0.8%**		**2.3%**	

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

13

Business Services Segment “Core Earnings” Basis (In millions) Q3 16 Q2 16 Q3 15 Net income $81 $81 $79 Intercompany loan servicing revenue $96 $99 $106 Third-Party Loan servicing revenue $53 $51 $47 Asset recovery & business processing revenue $97 $101 $85 Federal Loans serviced ($’s in billions) $291 $289 $289 Department of Education accounts serviced 6.2 6.2 6.3 Contingency asset recovery receivables ($’s in billions) $19.9 $19.2 $25.8

Business Services Segment Federal Loan Servicing

Top Performing Asset Recovery & Business Processing Business Key Characteristics Strong business franchise Large sophisticated operating infrastructure Compliance focused Industry leading performance Year-to-date 2016* revenues of $288 million Total contingent collections receivables inventory of $19.9 billion Over 1,000 business processing clients Diverse portfolio of customers and services Focused on growing non-education related business Non-Federal Student Loan Related Revenues *Year to date as of September 30, 2016

Higher Education Industry

Navient’s Role Is To Help Student Borrowers Successfully Repay Their Loans

The Majority Of Student Loan Balances Are Less Than $25,000 Distribution of student loan balances, 4Q 2014 Federal Reserve Bank Of New York, "Student Loan Borrowing and Repayment Trends, 2015," 4/16/15

On An Individual Basis, Student Debt Is More Reasonable Than May Be Evident Source: College Board: "Trends in Student Aid 2015", "Average Cumulative Debt in 2014 Dollars: Bachelor’s Degree Recipients at Public and Private Nonprofit Four-Year Institutions, 2003-04, 2008-09, and 2013-14"; National Center for Education Statistics, "Degrees/certificates conferred by postsecondary institutions, by control of institution and level of degree: 1969-70 through 2012-13" Average debt of four-year bachelor's degree recipients (2014 USD) Dollars, $ (2014) 2013-14 $26,900 $22,717 Dollars, $ (2014) Monthly payments over time The average debt of bachelor's degree holders is now around $27,000 in real terms… …This translates to an increase in monthly payments of about $50 compared to 1999-00 graduates.

The Borrowers Who Struggle The Most Are Often Non-Completers With Low Levels Of Debt Source: President's Council of Economic Advisors, "Investing In Higher Education: Benefits, Challenges, And The State Of Student Debt," July 2016 Note: Years are fiscal years. Loan size is based on balance of loan when entering repayment. Borrowers in default by attainment Borrowers who do not complete a degree default at a rate almost three times higher than borrowers who earned a degree … … As a result, borrowers who run into trouble repaying usually have below-average amounts of debt. 3-year default rate by loan size, 2011 repayment cohort (Parentheses contain share of all defaults) Percent (%) 2.8X Completed degree (35%) (31%) (18%) (11%) (4%) Percent (%) >$40,000

Source: Federal Reserve Bank Of New York, "The Labor Market for Recent College Graduates: Wages," last updated January 29, 2016. Notes: Annual wages are expressed in constant 2015 dollars. Recent college graduates are those aged 22 to 27 with a bachelor's degree only; high school graduates are those aged 22 to 27 with a high school diploma only. Figures are for full-time workers and exclude those currently enrolled in school.   Recent College Graduates Have Seen Wages Increase Substantially Since The Great Recession Dollars, $ (2015) Median wages for recent graduates by degree type Median wages for recent college graduates have continued to rise since the Great Recession, increasing more than 7 percent since 2008. Since 2012, recent college graduates have seen median wages rise even more quickly, by 9.8 percent. Median wages for workers with only a high school diploma have fallen 9 percent over that same time period.

Class Of 2015 Student Loan Delinquency Rates Approximately 3 Times Lower Than Class Of 2010 January 2010 To June 2016 Federal loan delinquency rates six months after end of grace period and unemployment for bachelor's degree holders Delinquency Rate (%) Unemployment Rate (%) Unemployment Source: Navient data and US. Bureau of Labor Statistics, Unemployment Rate - College Graduates - Bachelor's Degree, 25 to 34 years [CGBD2534], retrieved from FRED, Federal Reserve Bank of St. Louis. Class of 2015 data includes borrowers who entered repayment in November and December 2015. Excludes consolidation loans which have lower delinquency rates. Class Of 2015

Navient’s Default Prevention Expertise Was A Key Factor In The Decline Of The National Default Rate 2013 three-year cohort default rate The cohort default rate (CDR) measures the percent of borrowers who defaulted on a student loan within three years of entering repayment. In 2016, the Department of Education announced the 2013 three-year CDR fell from 11.8 percent to 11.3 percent. The three-year CDR for Navient-serviced customers was 8.4 percent, 31 percent lower than the national rate excluding Navient-serviced borrowers. Navient serviced 22 percent of all federal borrowers entering repayment in the 2013 cohort period, meaning Navient’s performance had a significant impact on the overall cohort default rate. Source: Source: "Official Cohort Default Rates for Schools,” Federal Student Aid, 9/28/16; Navient data The 2013 Cohort Default Rate analyzes data from the group of borrowers who entered repayment between Oct. 1, 2012, and Sept. 30, 2013, and who defaulted in a three-year window by fall of 2015. To isolate the difference in defaults between Navient borrowers and others, the difference is calculated by removing Navient’s marketshare from the overall national cohort default rate. 8.4% Navient's CDR is 31 percent lower than all others 11.3% All borrowers (%)

The Benefits Of Obtaining A College Degree Outweigh The Costs By A Wide Margin Source: Sandy Baum, Jennifer Ma, and Kathleen Payea, “Education Pays 2013,” College Board, 2013; Guillaume Vandenbroucke, “Lifetime Benefits of an Education Have Never Been So High,” St. Louis Fed, July 2015; Anthony Carnevale, Tamara Jayasundera, Artem Gulish, Analysis Of Current Population Survey Data, America’s Divided Recovery, Georgetown University Center On Education And The Workforce, June 2016 Cumulative earnings net of college repayment costs Cumulative earnings (2011 USD) Age A college degree pays for itself by age 35 "Combined, the workers with a Bachelor’s degree or higher have accounted for 73 percent (8.4 million) of the 11.6 million jobs gained in the recovery." - Georgetown University Researchers, 2016 "The lifetime financial benefits of an education have never been so high."- Guillaume Vandenbrouckemes, Federal Reserve Bank of St. Louis, 2015

Young Adults That Complete A College Degree Score Higher On Financial Health, Including Employment & Incomes College degree (associate or higher) No college degree $ Dollars ($) $ $ $ $ Financial health self-assessment Financial health index score Median personal income Employed part time Employed full time Employment status Percent (%) Percent (%) When young adults were asked to rate themselves on their current financial health, their average self-assessment increased to 6.5 on a scale of 1-10, compared to 6.2 in 2015. Source: “Money Under 35” October 2016

Young adults between 28 and 30 years old, who were likely to have attended college during the Great Recession, borrowed more often (63 percent). At the same time, 22–24 year-olds – who were more likely to have attended college during the economic upturn that followed the recession and are likely to have fewer years of college attendance – borrowed less often (56 percent). Overall, 4 In 10 Did Not Borrow For Their Education & 2 In 10 Borrowed & Finished Paying Their Student Loans College borrowing status College borrowing status by age Borrowed, still have debt Did not borrow Borrowed, paid off

Program Complexity Can Be Streamlined

Forbearance

Discretionary Forbearance

- Hardship Forbearance

Mandatory Forbearance

- Medical or Dental Internship Residency
- Department of Defense Student Loan Repayment Programs
- National Service
- Active Military State Duty
- Student Loan Debt Burden
- Teacher Loan Forgiveness

Mandatory Administrative Forbearance

- Local or National Emergency
- Military Mobilization
- Designated Disaster Area
- Repayment Accommodation
- Death
- Teacher Loan Forgiveness


Forbearance
Deferments
2016
Forgiveness
Repayment Plans

Forgiveness

1. Teacher Loan Forgiveness
2. Loan Forgiveness for Service in Areas of National Need
3. Civil Legal Assistance Attorney Student Loan Repayment Program
4. Income Contingent Repayment Plan Forgiveness
5. Income Based Repayment Plan Forgiveness
6. Pay As You Earn Repayment Plan Forgiveness
7. Income Based 2014 Repayment Plan Forgiveness
8. REPAYE Repayment Plan Forgiveness
9. Public Service Loan Forgiveness

Deferment

1. School (1)
2. School Full-Time (2)
3. School Half-Time (2)
4. Post Enrollment (1)
5. Graduate Fellowship (3)
6. Unemployment Deferment – 2 years (2)
7. Unemployment Deferment – 3 years (1)
8. Economic Hardship (1)
9. Rehabilitation Training Program (3)
10. Military Service (3)
11. Post-Active Duty Student (3)
12. Teacher Shortage(2)
13. Internship/Residency Training (2)
14. Temporary Total Disability (2)
15. Armed Forces or Public Health Services (2)
16. National Oceanic and Atmospheric Administration Corps (2)
17. Peace Corps, ACTION Program, and Tax-Exempt Organization Volunteer (2)
18. Parental Leave (2)
19. Mother Entering/Re-entering Work Force (2)

Repayment plans

1. DL Standard Pre-HERA
2. FFELP/DL Standard Post-HERA (4)
3. DL Graduated Pre-HERA
4. FFELP/DL Graduated Post –HERA (4)
5. DL Extended Pre-HERA
6. FFELP/DL Extended Post-HERA (4)
7. Income-Sensitive
8. Income-Contingent Ver. 1 (5)
9. Income-Contingent Ver. 2 (5)
10. Income-Contingent Ver. 3
11. Forced Income-Driven
12. Income-Based
13. Pay As You Earn
14. Income-Based 2014
15. Alternative (6)
16. REPAYE

Effective Date Details

(1) Limited to FFELP borrowers with all new loans made on or after July 1, 1993; All DL are eligible.
(2) Limited to FFELP borrowers with all loans made on or after July 1, 1987 and prior to July 1, 1993; DL eligible if borrower has FFELP loan made during this period.
(3) All FFELP and DL loans eligible regardless of disbursement date
(4) HERA aligned FFELP and DL repayment plans for loans first entering repayment on or after July 1, 2006.
(5) Pre July 1, 1996, ICR plans, the DL borrower can choose between ICR1 - the Formula Amount, or ICR2 – the Capped Amount.
(6) The DL borrower can request from 5 alternative repayment plans: Fixed Payment Amount, Fixed Term, Graduated Repayment, Negative Amortization, or Post REPAYE.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

28

Funding & Liquidity

Acquired $2.8 billion of student loans Issued seven FFELP ABS transactions totaling $5.8 billion1 Issued one Private Education Loan ABS transaction totaling $488 million Extended FFELP ABCP facility to March 2018 Current maximum financing capacity of $7.5 billion in this facility Extended Private Education Loan ABCP facility to June 2017 Current maximum financing capacity of $750 million in this facility Increased our existing Private Education Loan repurchase facility by an additional $478 million Issued $1.3 billion of long-term unsecured debt Reduced total unsecured debt by $1.3 billion1 Returned $729 million to shareholders through share repurchases and dividends YTD 2016 Capital Markets Summary Year to date as of September 30, 2016 1As of October 31, 2016

Secured Funding Table Source: J.P. Morgan, ABS volume priced as of October 31, 2016 1Santander includes Drive Auto Receivables Trust (“DRIVE”) and Chrysler Capital Auto Receivables Trust (“CCART”) deals Navient is among the largest issuers of ABS globally, having issued over $280 billion of Private Education and FFELP ABS transactions to date Nearly $90 billion of securitizations on balance sheet Available capacity under FFELP secured facilities is $3.6 billion Available capacity under Private Education Loan secured facilities is $405 million 2016 Issuance ($mm) 1 Ford 9,882 Auto / Floorplans 2 AmeriCredit / GM Financial 9,106 Auto / Floorplans 3 Chase 8,300 Credit Card 4 Nissan 7,712 Auto / Floorplans 5 Santander1 7,368 Auto 6 Navient 6,285 Student Loan 7 Honda 5,500 Auto 8 Toyota 5,350 Auto 9 Hyundai 5,094 Auto / Floorplans 10 Ally 5,078 Auto 11 Capital One 5,000 Credit Card 12 CarMax 4,865 Auto 13 Mercedes-Benz 4,583 Auto / Floorplans 14 Sprint 3,500 Other 15 BMW 3,250 Auto 16 Discover 3,050 Credit Card 17 World Omni 2,787 Auto 18 CNH 2,464 Franchise 19 Synchrony 2,401 Credit Card 20 Hertz 2,309 Auto As of September 30, 2016

NAVSL 2016-7 NAVSL 2016-6 Pricing Date: Settlement Date: October 26, 2016 November 3, 2016 October 12, 2016 October 20, 2016 Issuance Amount: $896M $1,005M Collateral: US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans (100% Rehabilitated Loans) US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans Prepayment Speed (1): 8% CPR 6% CPR Stafford / 4% CPR Consolidation Tranching: Class Rating (M) Amt. ($M) WAL (1) Pricing (2) Class Rating (M) Amt. ($M) WAL (1) Pricing (2) A Aaa $896 4.9 L + 1.15% A1 Aaa $277 1.0 L + 0.48% A2 Aaa $280 3.6 L + 0.80% A3 Aaa $448 8.2 L + 1.30% Recent FFELP ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. Pricing represents the yield to expected call.

Recent Private Education Loan ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. Yield on fixed rate tranches A2A and B for 2016-A and B for 2015-C were 3.95%, 5.72% and 4.03% respectively. NAVSL Trust 2016-A NAVSL Trust 2015-C Pricing Date: Settlement Date: January 28, 2016 February 4, 2016 December 1, 2015 December 10, 2015 Issuance Amount: $488M $359M Collateral: Private Education Loans Private Education Loans Prepayment Speed(1): 4% Constant Prepayment Rate 4% Constant Prepayment Rate Tranching: Class Rating (M) Amt. ($M) WAL (1) Pricing Class Rating (S&P) Amt. ($M) WAL (1) Pricing (2) A1 Aaa $130 1.0 L + 1.10% A AAA $309 1.6 L + 1.50% A2A Aaa $150 6.6 S + 2.40% B A $50 3.5 S + 2.75% A2B Aaa $150 6.6 L + 2.55% B Aa3 $58 10.9 S + 3.80%

Managing Unsecured Debt Maturities Important to maintain our credit ratings to support ongoing access to the unsecured debt markets Manage tangible net asset ratio to a range of 1.2x to 1.3x 1.24x as of September 30, 2016 Reduced total unsecured maturities to $13.9 billion1 from $16.0 billion a year ago through opportunistic debt repurchases and maturities Long Term Conservative Funding Approach 1 As of October 31, 2016 The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt

Conservative Unsecured Debt Profile December 31, 2006 December 31, 2010 September 30, 2016 Total Managed Student Loans $142.1 Billion $184.3 Billion $114.2 Billion Unsecured Debt Outstanding $48.7 Billion $20.1 Billion $14.6 Billion Tangible Equity Ratio 1.9% 2.2% 2.4% Tangible Net Asset Ratio 1.06x 1.19x 1.24x Unsecured Debt Rating (F / M / S) A+ / A2 / A BBB- / Ba1 / BBB- BB / Ba3 / BB- The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt *Quarter ending 9/30/2016

Education Loan Portfolio Generates Significant Cash Flows

Projected Life of Loan Cash Flows over ~20 Years

$'s in Billions	
FFELP Cash Flows	**9/30/16**
Secured	
Residual (including O/C)	$6.8
Floor Income	2.4
Servicing	3.2
Total Secured	$12.4
Unencumbered	1.1
Total FFELP Cash Flows	**$13.5**
Private Credit Cash Flows	
Secured	
Residual (including O/C)	$11.1
Servicing	1.0
Total Secured	$12.1
Unencumbered	3.8
Total Private Cash Flows	**$15.9**
Combined Cash Flows before Unsecured Debt	**$29.4**

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.

Enhancing Cash Flows[1]

- Generated $3 billion of cash flows in the first nine months of 2016
- Reduced unsecured debt by $1.3 billion[2] and returned $0.7 billion to shareholders through share repurchases and dividends in the first nine months of 2016
- Acquired $2.8 billion of student loans in the first nine months of 2016
- $29.4 billion of estimated future cash flows remain over ~ 20 years
  - Includes ~$11 billion of overcollateralization[3] (O/C) to be released from residuals
- $3.9 billion of unencumbered student loans
- $1.1 billion of hedged FFELP Loan embedded floor income

[1] As of September 30, 2016
[2] Including $691 million of unsecured debt called on 10/25/2016
[3] Includes $1.5B O/C related to six private education ABS trusts securing our private education loan ABS repurchase transactions

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

36

Total Cash Flows from Projected Excess Spread = $6.8 Billion Total Cash Flows from Projected Servicing Revenues = $3.2 Billion FFELP Cash Flows Highly Predictable Assumptions No Floor Income, CPR/CDR = 4% These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect. *Numbers may not add due to rounding $’s in millions

Secured Cash Flow Note: Totals may not add due to rounding 1 Net residual represents excess distribution, net of payments on floor contracts and receipts from basis swaps 2 Total FFELP cash flows were reduced by floor payments of $41 million that occurred on June 30, 2016 that would typically occur on July 1, 2016

FFELP ABS

Exercise Optional Servicer Clean-Up Calls: In 2015, Navient exercised cleanup call options related to 12 FFELP ABS trusts totaling $1.1 billion of bonds outstanding. On August 30, 2016, announced the exercise of the optional servicer clean-up call for 2004-4 and 2004-7, causing $175 million of bonds to be paid in full on the October 25, 2016 distribution date. Exercise Optional Servicer Purchases: We amended the servicing agreements for 34 Navient-sponsored FFELP ABS trusts to incorporate a servicer right to purchase trust student loans aggregating up to 10% of the trust’s initial pool balance. In 2015, Navient exercised loan repurchase rights on 10 FFELP ABS trusts totaling $400 million of FFELP loans from those trusts. Amend to Add Revolving Credit Agreements: We amended the administration agreements and indentures for 84 Navient-sponsored FFELP ABS trusts to incorporate a subordinated revolving credit agreement pursuant to which Navient Corporation can provide liquidity financing to the trust. Extend Legal Final Maturity Dates: With the consent of the noteholders, we amended the transaction documents to extend the legal final maturity dates of bonds issued by 25 Navient-sponsored FFELP ABS trusts totaling $7.3 billion at investors request1. 1 October 31, 2016 Legal Final Maturity Date Update Sponsor Support Activities

Disclosure of Loan Performance Data: Enhanced our quarterly reporting spreadsheets for Navient-sponsored FFELP ABS trusts to provide additional information on: The level of enrollment in the IDR program The payments owed by FFELP loans enrolled in the IDR program The distribution of FFELP loans in deferment status between school deferment and hardship deferment The distribution of FFELP loans in a forbearance status between discretionary forbearance and other types of forbearance Released a FFELP loan repayment data package disclosing performance trends in deferment, forbearance, defaults, prepayments, and income-driven repayment Enhanced Means for Investor Communication: We launched a new online investor forum designed to facilitate communication with investors in Navient-sponsored FFELP ABS. Through this online forum, investors can register to receive notifications regarding their FFELP ABS and can also communicate with Navient and directly with other investors through identity-protected messages Legal Final Maturity Date Update Sponsor Support Activities

Recent FFELP ABS Issuance Characteristics FFELP ABS Transaction Features Collateral Characteristics (1) Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education. Issue size of $500M to $1.0B Denominated in US$ Triple-A rated senior notes make up to 97% of issue structure Floating rate tied to 1 month LIBOR Amortizing tranches with 1 to 15(+) year average lives Navient Solutions, Inc. is master servicer Insurance or guarantee of underlying collateral insulates bondholders from most risk of loss of principal(1) Typically non-dischargeable in bankruptcy Offer significantly higher yields than government agency securities with comparable risk profiles

FFELP Loan Program Characteristics (1) Only on the subsidized portion of the loan (2) Only applies for loans made between July 1, 1987 through January 1, 2000 if cap is reached (3) Aggregate loan limit for a Dependent Undergraduate is $31,000 Note: As of July 1, 2011 . Parameter Subsidized Stafford Unsubsidized Stafford PLUS/Grad PLUS Consolidation Borrower Student Student Parents or Graduate Students Student or Parents Needs Based Yes No No N/A Federal Guarantee of Principal and Accrued Interest 97 - 100% 97 - 100% 97 - 100% 97 - 100% Interest Subsidy Payments Yes No No Yes1 Special Allowance Payments (SAP) Yes Yes Yes2 Yes Repayment Term 120 months 120 months 120 months Up to 360 months Aggregate Loan Limit Undergraduate: $23,000 Graduate: $65,500 Undergraduate3: $57,500 Graduate: $138,500 None None

Annualized CPRs for Stafford/PLUS ABS trusts have decreased from pre-2008 levels as incentives for borrowers to consolidate have declined Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Prepayments increased beginning in 2014 as we purchased assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates Navient Stafford & PLUS Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers’ loans Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Navient Consolidation Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Private Education Loan ABS

Recent Private Education Loan ABS Issuance Characteristics Private Education Loan ABS Transaction Features Collateral Characteristics Issue size of $250M to $750M Triple-A rated senior notes, Single-A rated subordinated notes 20-40% Triple-A overcollateralization Amortizing tranches with 1 to 10 year average lives Fixed rate or floating rate tied to 1 month LIBOR Complies with European risk retention (5% retention) Navient Solutions, Inc. is master servicer Collateralized by loans made to students and parents to fund college tuition, room and board Underwritten using FICO, Custom Scorecard & judgmental criteria w/risk based pricing Up to 80% with cosigners, typically a parent Many seasoned assets benefiting from proven payment history Typically non-dischargeable in bankruptcy

Navient Private Education Loan Programs

	Smart Option	Undergraduate/Graduate/ Med/Law/MBA	Direct-to-Consumer (DTC)	Consolidation	Career Training
Origination Channel	School	School	Direct-to-Consumer	Lender	School
Typical Borrower	Student	Student	Student	College Graduates	Student
Typical Co-signer	Parent	Parent	Parent	Parent	Parent, Spouse
Typical Loan	$10k avg orig bal, 10 yr avg term, in-school payments of interest only, $25 or fully deferred	$10k avg orig bal, 15 yr term, deferred payments	$12k avg orig bal, 15 yr term, deferred payments	$43k avg orig bal, 15-30 year term depending on balance, immediate repayment	$9k avg orig bal, up to 15 yr term, immediate payments
Origination Period	March 2009 to April 2014	All history through 2014	2004 through 2008	2006 through 2008	1998 through 2014
Certification and Disbursement	School certified and disbursed	School certified and disbursed	Borrower self-certified, disbursed to borrower	Proceeds to lender to pay off loans being consolidated	School certified and disbursed
Borrower Underwriting	FICO, custom credit score model, and judgmental underwriting	Primarily FICO	Primarily FICO	FICO and Debt-to-Income	FICO, Debt-to-Income and judgmental underwriting
Borrowing Limits	$200,000	$100,000 Undergraduate, $150,000 Graduate	$130,000	$400,000	Cost of attendance plus up to $6,000 for expenses
School UW	No	No	No	No	Yes
Historical Risk-Based Pricing	L + 2% to L + 14%	P-1.5% to P+7.5% L+0% to L+15%	P+1% to P+6.5% L+6% to L+12%	P - 0.5% to P + 6.5%	P+0% to P+9% L+6.5% to L+14%
Dischargeable in Bankruptcy	No	No	No	No	Yes
Additional Characteristics	‣ Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs ‣ Both Title IV and non-Title IV schools [1]	‣ Made to students and parents through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Signature, Excel, Law, Med and MBA Loan brands ‣ Title IV schools only [1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Terms and underwriting criteria similar to Undergraduate, Graduate, Med/Law/MBA with primary differences being: Marketing channel No school certification Disbursement of proceeds directly to borrower ‣ Title IV schools only [1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Loans made to students and parents to refinance one or more private education loans ‣ Student must provide proof of graduation in order to obtain loan	‣ Loans made to students and parents to fund non-degree granting secondary education, including community college, part time, technical, trade school and tutorial programs ‣ Both Title IV and non-Title IV schools [1]

[1] Title IV Institutions are post-secondary institutions that have a written agreement with the Secretary of Education that allows the institution to participate in any of the Title IV federal student financial assistance programs and the National Early Intervention Scholarship and Partnership (NEISP) programs.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

48

Navient Private Education Trusts (1) Assumes Prime/LIBOR spread of 3.00% for all transactions. Summary Information SLM 11-A SLM 11-B SLM 11-C SLM 12-A SLM 12-B SLM 12-C SLM 12-D SLM 12-E SLM 13-A SLM 13-B SLM 13-C SLM 14-A NAV 14-CT NAV 14-A NAV 15-A NAV 15-B NAV 15-C NAV 16-A Bond Amount ($mil) 562 825 721 547 891 1,135 640 976 1,108 1,135 624 676 463 664 689 700 359 488 Initial AAA Enhancement (%) 21% 18% 24% 27% 26% 25% 25% 21% 26% 22% 28% 24% 30% 30% 32% 36% 48% 41% Initial Enhancement (%) 21% 18% 24% 27% 26% 25% 25% 21% 15% 13% 20% 15% 17% 22% 23% 36% 40% 34% Loan Program (%) Signature/Law/MBA/Med 88% 91% 71% 61% 48% 43% 37% 35% 26% 29% 26% 19% 0% 26% 27% 52% 81% 43% Smart Option 0% 0% 10% 20% 30% 40% 45% 48% 63% 63% 64% 63% 0% 50% 51% 0% 0% 29% Consolidation 0% 0% 7% 6% 9% 5% 5% 5% 3% 5% 0% 6% 0% 9% 2% 8% 3% 9% Direct to Consumer 9% 6% 12% 12% 12% 12% 12% 12% 8% 3% 10% 12% 0% 15% 20% 26% 8% 20% Career Training 3% 3% 0% 1% 1% 0% 0% 0% 0% 0% 0% 0% 100% 0% 0% 13% 8% 0% Total 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Payment Status (%) School, Grace, Deferment 55% 55% 45% 37% 38% 40% 39% 44% 59% 62% 63% 49% 0% 46% 24% 9% 12% 12% Repayment 43% 43% 52% 60% 60% 57% 59% 54% 39% 36% 36% 50% 99% 53% 68% 89% 85% 84% Forbearance 2% 3% 2% 2% 2% 3% 2% 2% 2% 2% 1% 1% 1% 1% 8% 2% 3% 3% WA Term to Maturity (Mo.) 192 189 182 171 164 151 144 148 144 146 143 150 104 161 155 157 159 165 WA Months in Repayment (Mo.) 8 10 20 20 24 24 26 27 25 29 28 32 80 40 30 68 60 51 % Loans with Cosigner 72% 75% 71% 75% 77% 79% 80% 80% 80% 80% 81% 82% 71% 79% 80% 64% 38% 69% % Loans with No Cosigner 28% 25% 29% 25% 23% 21% 20% 20% 20% 20% 19% 18% 29% 21% 20% 36% 62% 31% WA FICO at Origination 737 736 733 735 736 737 740 733 741 740 740 742 743 739 731 730 625 720 WA Recent FICO at Issuance 723 722 720 724 726 728 730 722 733 734 733 741 726 737 714 726 690 713 WA FICO (Cosigner at Origination) 747 745 744 745 745 745 748 741 751 750 749 750 749 748 738 742 635 731 WA FICO (Cosigner at Rescored) 736 731 734 732 734 735 738 728 745 746 745 750 735 746 724 739 697 725 WA FICO (Borrower at Origination) 709 710 704 705 705 707 710 702 703 702 705 707 728 707 701 704 619 696 WA FICO (Borrower at Rescored) 690 695 688 700 700 702 698 696 683 684 682 701 701 701 672 704 687 685 WA LIBOR Equivalent Margin (1) 7.40% 7.21% 6.37% 6.74% 6.98% 7.14% 7.18% 7.46% 6.63% 6.64% 6.88% 6.60% 7.01% 6.66% 7.38% 5.58% 9.32% 7.15% Navient 2011 - 2016YTD Issuance Program Sallie Mae

Navient Portfolio Transition To Seasoned Collateral Securitized collateral will continue to season given the company transitioned from originations to portfolio acquisition and management Most defaults occur early in repayment; loan performance improves as loans season As of September 2016, the private securitized loan portfolio is approximately 83 months into repayment; about 78% of total expected defaults have already occurred Trust Portfolio Average Time in Repayment as of each Year End

Constant prepayment rates increased in 2007 due to the introduction of Private Education Consolidation loans, then declined following our decision to suspend our consolidation loan program in 2008 Navient Private Education Loan Trusts – Prepayment Analysis

The following cohort default triangles provide loan performance information for certain Private Education Loans of Navient Corporation and its consolidated subsidiaries that meet our securitization criteria (including those criteria listed below): Program types include Undergraduate/Graduate(1), Direct-to-Consumer (“DTC”)(2), Career Training(3) and Private Consolidation Loans FICO scores are based on the greater of the borrower and cosigner scores as of a date near the loan application and must be at least 640 The cohort default triangles are not representative of the characteristics of the portfolio of Private Education Loans of Navient Corporation and its consolidated subsidiaries as a whole or any particular securitization trust Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Direct-to-Consumer Loans marketed under the Tuition Answer brand. Career Training loans provide eligible borrowers financing at technical, trade, K-12 or tutoring schools. Cohort Default Triangles

The cohort default triangles featured on subsequent slides are segmented by loan program type, FICO score, cosigner status, and school type Terms and calculations used in the cohort default triangles are defined below: Repayment Year – The calendar year loans entered repayment Disbursed Principal Entering Repayment – The amount of principal entering repayment in a given year, based on disbursed principal prior to any interest capitalization Years in Repayment – Measured in years between repayment start date and default date. Zero represents defaults that occurred prior to the start of repayment. Periodic Defaults – Defaulted principal in each Year in Repayment as a percentage of the disbursed principal entering repayment in each Repayment Year Defaulted principal includes any interest capitalization that occurred prior to default Defaulted principal is not reduced by any amounts recovered after the loan defaulted Because the numerator includes capitalized interest while the denominator does not, default rates are higher than if the numerator and denominator both included capitalized interest Total – The sum of Periodic Defaults across Years in Repayment for each Repayment Year Cohort Default Triangles

Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Cohort Default Triangles

Undergraduate/Graduate(1) With Co-signer Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Cohort Default Triangles

Undergraduate/Graduate(1) Without Co-signer Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Cohort Default Triangles

Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Non-Profit Cohort Default Triangles

Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) For-Profit Cohort Default Triangles

Undergraduate/Graduate(1) Loans, FICO 740-850(2) Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Cohort Default Triangles

Undergraduate/Graduate(1) Loans, FICO 700-739(2) Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Cohort Default Triangles

Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 670-699(2) Cohort Default Triangles

Note: Data as of 9/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 640-669(2) Cohort Default Triangles

Private Consolidation Loans Without Co-signer Private Consolidation Loans With Co-signer Note: Data as of 9/30/16. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Cohort Default Triangles

Note: Data as of 9/30/16. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC With Co-signer DTC Without Co-signer Cohort Default Triangles

Note: Data as of 9/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 740-850(1) DTC Loans, FICO 700-739(1) Cohort Default Triangles

Note: Data as of 9/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 670-699(1) DTC Loans, FICO 640-669(1) Cohort Default Triangles

Note: Data as of 9/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Career Training Loans (1) Cohort Default Triangles

Navient Corporation Appendix

GAAP Results (In millions, except per share amounts) Q3 16 Q2 16 Q3 15 Net income $230 $125 $237 EPS $0.73 $0.38 $0.63 Operating expenses $228 $230 $228 Provision $106 $110 $123 Average Student Loans $116,450 $119,600 $127,750

Differences Between “Core Earnings” And GAAP Quarters Ended “Core Earnings” adjustments to GAAP: Sept. 30, 2016 June 30, 2016 Sept. 30, 2015 GAAP net income $230 $125 $237 Net impact of derivative accounting (139) 32 (108) Net impact of goodwill and acquired intangible assets 12 6 3 Net impact from spin-off of SLM BankCo - - - Net income tax effect 54 (9) 42 Total “Core Earnings” adjustments to GAAP (73) 29 (63) “Core Earnings” net income $157 $154 $174

Investor Relations Website NAVI / SLM student loan trust data (Debt/asset backed securities – NAVI / SLM Student Loan Trusts) Static pool information – detailed portfolio stratifications by trust as of the cutoff date Accrued interest factors Quarterly distribution factors Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust Since issued CPR – monthly CPR data by trust since issuance NAVI / SLM student loan performance by trust – Issue details Current and historical monthly distribution reports Distribution factors Current rates Prospectus for public transactions and Rule 144A transactions are available through underwriters Additional information (Webcasts and presentations) Archived and historical webcasts, transcripts and investor presentations www.navient.com/investors www.navient.com/abs